EXHIBIT 23.2

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-82144 of Pre-Paid Legal Services, Inc. on Form S-8 of our report dated April 27, 1998, on the financial statements of the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust for the year ended December 31, 1997 appearing in this Amendment No. 1 on Form 10-K/A of Pre-Paid Legal Services, Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Tulsa, Oklahoma

June 19, 1997